UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2022

FREYR Battery

(Exact name of registrant as specified in its charter)

Luxembourg	001-40581	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22-24, Boulevard Royal, L-2449 Luxembourg Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +352 621 727 777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2022, Jon Christian Thaulow notified the Board of Directors (the “Board”) of FREYR Battery, a corporation in the form of a public limited liability company (société anonyme) incorporated under the laws of Luxembourg (the “Company”), that he will be tendering his resignation as a director of the Company. Mr. Thaulow was first appointed to the Board in August 2022. His decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial or otherwise). By a resolution of the Board, his resignation became effective on December 21, 2022.

On December 21, 2022, the Board also appointed Jason Forcier as an independent director of the Company, effective December 21, 2022.

Mr. Forcier is currently the Chief Executive Officer of SVP Worldwide. He previously served as Chief Operations Officer and Executive Vice President, Infrastructure and Solutions of Vertiv Holdings Co (“Vertiv”) from February 2020 to August 2022. From May 2019 until Vertiv’s business combination with GS Acquisition Holdings Corp. in February 2020, Mr. Forcier served as the Chief Operations Officer of Vertiv and, prior to that role, as Executive Vice President of Infrastructure and Solutions of Vertiv since October 2017, where he had global responsibility for manufacturing, operations, supply chain and quality, as well as leading the large infrastructure and solutions lines of business. Prior to joining Vertiv, Mr. Forcier spent eight years at A123 Systems, a global manufacturer of lithium ion batteries, where he was the Chief Executive Officer from 2013 until 2017 and member of the board of management. Mr. Forcier joined and established the automotive business of A123 Systems in 2009 and was a member of the executive management team that led the company through its initial public offering on Nasdaq.

The Board believes Mr. Forcier is qualified to serve on the Company’s Board due to his extensive operational experience in the lithium ion battery and automotive sectors.

The Board has determined that Mr. Forcier is independent under the New York Stock Exchange’s listing standards and applicable law. There are no arrangements or understandings between Mr. Forcier and any other persons pursuant to which Mr. Forcier was appointed as a director of the Company. In addition, there are no family relationships between Mr. Forcier and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions between the Company and Mr. Forcier that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Forcier is eligible to receive compensation in accordance with the Company’s standard non-employee director compensation program. A description of the Company’s historical compensatory arrangement for non-employee directors is set forth under the heading “Non-Employee Director Compensation” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2022, which may be adjusted by the Board from time to time. The Company expects that Mr. Forcier will enter into the Company’s standard form of indemnification agreement for its directors and officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR Battery

By:	/s/ Are L. Brautaset
	Name:	Are L. Brautaset
	Title:	Chief Legal Officer

Dated: December 21, 2022

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